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                                                                 EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-64451 on Form S-8 and in Registration Statement No. 33-61087 on Form S-3 of our report dated March 7, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Oxis International, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP

March 28, 1996

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